Exhibit 10(bb)

AWARD CERTIFICATE

Stock Option Award

This certifies that                      has an option to purchase **                    * shares of Common Stock, no par value, of Darden Restaurants, Inc., a Florida corporation.

Employee Number:	____________

Grant Date:	____________

Purchase Price Per Share:	$_____

Expiration Date:	____________

Type of Option:	Non-Qualified

Salary or Bonus Replacement Option	[Yes/No	]

Exercisable Date:	__________________

__________________

__________________

The following documents are provided in electronic format on the compact disc (“CD”) accompanying this Certificate: (i) a Non-Qualified Stock Option Agreement (the “Award Agreement”), which is incorporated into and made a part of this Certificate, (ii) the RARE Hospitality International, Inc. Amended and Restated 2002 Long Term Incentive Plan (the “RARE 2002 Plan”); and (iii) a Prospectus relating to the RARE 2002 Plan. Paper copies of the foregoing are available on request directed to the Company’s Compensation Department. This Certificate is governed by, and subject in all respects to, the terms and conditions of the Award Agreement and the RARE 2002 Plan. This Certificate has been duly executed, by manual or facsimile signature, on behalf of Darden Restaurants, Inc. Grantee is not required to execute this Certificate, but has ten days from the grant date indicated on this Certificate to notify the Company of any issues regarding the terms and conditions of this Certificate to notify the Company of any issues regarding the terms and conditions of this Certificate and the related Award Agreement; otherwise, grantee will be deemed to agree with them.

Chairman of the Board Chief Executive Officer	DARDEN RESTAURANTS, INC.	Senior Vice President General Counsel and Secretary

RARE HOSPITALITY INTERNATIONAL, INC.

AMENDED AND RESTATED 2002 LONG TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement is between Darden Restaurants, Inc., a Florida corporation (the “Company” or “Corporation”), and you, the person named in the attached Notice of Stock Option Grant (the “Notice”). This Agreement is effective as of the date of grant set forth in the attached Notice (the “Grant Date”).

The Company desires to provide you with an opportunity to purchase shares of the Company’s Common Stock, no par value (the “Common Stock”), as provided in this Agreement in order to carry out the purpose of the RARE Hospitality International, Inc. Amended and Restated 2002 Long Term Incentive Plan (the “Plan”).

Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

1.	Grant of Option.

The Company hereby grants to you, effective as of the Grant Date, the right and option (the “Option”) to purchase all or any part of the aggregate number of shares of Common Stock set forth in the attached Notice, on the terms and conditions contained in this Agreement and in accordance with the terms of the Plan. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Exercise Price.

The per share purchase price of the shares subject to the Option shall be the purchase price per share set forth in the attached Notice.

3.	Term of Option and Exercisability.

The term of the Option shall be for a period of ten years from the Grant Date, terminating at the close of business on the expiration date set forth in the attached Notice (the “Expiration Date”) or such shorter period as is prescribed in Sections 4, 5 and 6 of this Agreement. The Option shall become exercisable, or vest, on the date or dates set forth in the attached Notice, subject to the provisions of Sections 4, 5 and 6 of this Agreement. To the extent the Option is exercisable, you may exercise it in whole or in part, at any time, or from time to time, prior to the termination of the Option.

4.	Change of Control.

Notwithstanding the vesting provisions contained in Section 3 above, but subject to the other terms and conditions contained in this Agreement, from and after a Change of Control (as defined below) the following provisions shall apply:

(a) If your employment with the Company or an Affiliate of the Company is terminated by the Company or an Affiliate within two years after a Change of Control for any reason other than for Cause or death or you terminate employment for Good Reason, the Option shall become immediately exercisable in full and the Option shall expire on the Expiration Date set forth in the Notice.

(b) If you are serving on the Board of Directors of the Company but are not an employee of the Company or an Affiliate of the Company (a “Non-Employee Director”), the Option shall become immediately exercisable in full and the Option shall expire on the Expiration Date set forth in the Notice.

(c) For purposes of this Agreement, “Change of Control” shall mean:

(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this Section 4(c), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any company controlled by, controlling or under common control with the Corporation (an “Affiliated Company”) or (D) any acquisition pursuant to a transaction that complies with Sections 4(c)(iii)(1), 4(c)(iii)(2) and 4(c)(iii)(3);

(ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Corporation (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Corporation (the “Board”); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or securities of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Stock and the

Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(d) For purposes of Section 4 and 5 hereof, the following definitions shall apply:

(1) Cause. Your employment may be terminated for Cause if the Committee administering the Plan, after you shall have been afforded a reasonable opportunity to appear in person together with counsel before the Committee and to present such evidence as you deem appropriate, determines that Cause exists. For purposes of this Agreement, “Cause” means (a) an act or acts of fraud or misappropriation on your part which result in or are intended to result in your personal enrichment at the expense of the Corporation and which constitute a criminal offense under State or Federal laws or (b) conviction of a felony.

(2) Good Reason. For purposes of this Agreement, “Good Reason” means:

1. without your express written consent (a) the assignment to you of any duties inconsistent in any substantial respect with your position, authority or responsibilities as in effect during the 90-day period immediately preceding the date of a Change of Control or (b) any other substantial adverse change in such position (including titles), authority or responsibilities; or

2. any failure by the Corporation to furnish you with base salary, target annual bonus opportunity, long-term incentive opportunity or aggregate employee benefits at a level equal to or exceeding those received by you from the Corporation during the 90-day period preceding the date of a Change of Control, other than (a) an insubstantial and inadvertent failure remedied by the Corporation promptly after receipt of notice thereof given by you or (b) with respect to aggregate employee benefits only, any such failure resulting from an across-the-board reduction in employee benefits applicable to all similarly situated employees of the Corporation generally; or

3. the Corporation’s requiring you to be based or to perform services at any office or location more than 30 miles from the office or location at which you were based as of immediately prior to the date of a Change of Control, except for travel reasonably required in the performance of your responsibilities.

For purposes of this Section 4(d)(ii), any determination of “Good Reason” shall be made by the Committee administering the Plan and shall be conclusive. Your mental or physical incapacity following the occurrence of an event described above in clauses (1) through (3) shall not affect your ability to terminate employment for Good Reason and your death following termination for Good Reason shall not affect your estate’s entitlement to payments provided hereunder upon a termination of employment for Good Reason.

5.	Effect of Termination of Employment or End of Board Service.

(a) If you cease to be employed by the Company or an Affiliate of the Company and the Option is not a Salary Replacement Option or a Bonus Replacement Option as indicated in the Notice, any portion of the Option that was not vested on the date of your termination of employment shall be forfeited and any portion of the Option that was vested on the date of your termination of employment may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is three months after the date of your termination of employment, except that:

(i) if the Company or an Affiliate of the Company terminates your employment involuntarily and not for Cause, and your combined age and years of service with the Company or an Affiliate of the Company equal at least 70, then (A) any portion of the Option that has not vested as of the date of your termination of employment shall vest on a pro rata basis and become immediately exercisable, based on the number of full months of employment completed from the Grant Date to the date of your termination of employment divided by the number of full months in the vesting period for any unvested portion of the Option, (B) any portion of the Option that has not vested pursuant to the foregoing provisions shall be forfeited and (C) any portion of the Option that has vested (including any portion of the Option that has vested pursuant to the foregoing provisions) may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the date of your termination of employment;

(ii) if you retire on or after age 65 with five years of service with the Company or an Affiliate of the Company (“Normal Retirement”), the Option shall become immediately exercisable in full and may be exercised until the Expiration Date set forth in the Notice;

(iii) if you retire on or after age 55 with ten years of service with the Company or an Affiliate of the Company but before Normal Retirement (“Early Retirement”), then (A) any portion of the Option that has not vested as of the date of your Early Retirement shall vest on a pro rata basis and become immediately exercisable, based on the number of full months of employment completed from the Grant Date to the date of your Early Retirement divided by the number of full months in the vesting period for any unvested portion of the Option, (B) any portion of the Option that has not vested pursuant to the foregoing provisions shall be forfeited and (C) any portion of the Option that has vested (including any portion of the Option that has vested pursuant to the foregoing provisions) may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the date of your Early Retirement; or

(iv) if you die while employed by the Company or an Affiliate of the Company, the Option shall become immediately exercisable in full and may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the date of your death. The Option may be exercised by your personal representative or the administrators of your estate or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution.

(b) If you cease to be employed by the Company or an Affiliate of the Company and the Option is a Salary Replacement Option or a Bonus Replacement Option as indicated in the Notice, the Option shall become immediately exercisable in full and may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is three months after the date of your termination of employment, except that:

(i) if the Company or an Affiliate of the Company terminates your employment involuntarily and not for Cause, and your combined age and years of service with the Company or an Affiliate of the Company equal at least 70, the Option shall become immediately exercisable in full and may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the date of your termination of employment;

(ii) if you retire under Normal Retirement, the Option shall become immediately exercisable in full and may be exercised until the Expiration Date set forth in the Notice;

(iii) if you retire under Early Retirement, the Option shall become immediately exercisable in full and may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the date of your Early Retirement; or

(iv) if you die while employed by the Company or an Affiliate of the Company, the Option shall become immediately exercisable in full and may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the date of your death. The Option may be exercised by your personal representative or the administrators of your estate or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution.

(c) If you are a Non-Employee Director and you cease to serve on the Board of Directors, any portion of the Option that was not vested on your last day of Board service shall be forfeited and any portion of the Option that was vested on your last day of Board service may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is three months after your last day of Board service, except that:

(i) if you have served on the Company’s Board of Directors for at least five years, the Option shall become immediately exercisable in full on your last day of Board service and may be exercised until the Expiration Date set forth in the Notice;

(ii) if you die while serving on the Company’s Board of Directors, the Option shall become immediately exercisable in full and may be exercised until the earlier of (x) the Expiration Date set forth in the Notice and (y) the date that is five years after the date of your death. The Option may be exercised by your personal representative or the administrators of your estate or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution; or

(iii) if the Option is a Salary Replacement Option as indicated in the Notice, the Option shall become immediately exercisable in full and may be exercised for the same period of time that would apply pursuant to the provisions of this Section 5(c) if the Option were not a Salary Replacement Option.

6.	Non-Competition.

Notwithstanding the provisions of Section 5 of this Agreement, if, within two years following your termination of employment with the Company or an Affiliate of the Company for any reason (including Normal Retirement or Early Retirement), you directly or indirectly (a) own, manage or operate, become or are employed by, or provide consulting, advisory or other services to any enterprise, corporation or business that owns or operates casual dining restaurants anywhere in the United States or Canada (a “Competitor”) or (b) you solicit or induce any person who is an employee of the Company or an Affiliate of the Company to own, manage or operate, become employed by, or provide consulting, advisory or other services to a Competitor, then your Option will expire on the earlier of (i) the Expiration Date set forth in the Notice or (ii) on the date that is three months after the date you commenced employment with the Competitor or took the competitive action described above.

7.	Method of Exercising Option.

(a) Subject to the terms and conditions of this Agreement, you may exercise your Option by following the procedures established by the Company from time to time. In addition, you may exercise your Option by written notice to the Company as provided in Section 10(i) of this Agreement that states (i) your election to exercise the Option, (ii) the Grant Date of the Option, (iii) the purchase price of the shares, (iv) the number of shares as to which the Option is being exercised, (v) the manner of payment and (vi) the manner of payment for any income tax withholding amount. The notice shall be signed by you or the Person or Persons exercising the Option. The notice shall be accompanied by payment in full of the exercise price for all shares designated in the notice. To the extent that the Option is exercised after your death, the notice of exercise shall also be accompanied by appropriate proof of the right of such Person or Persons to exercise the Option.

(b) Payment of the exercise price shall be made to the Company through one or a combination of the following methods:

(i) cash, in United States currency (including check, draft, money order or wire transfer made payable to the Company); or

(ii) delivery (either actual delivery or by attestation) of shares of Common Stock acquired by you more than six months prior to the date of exercise having a Fair Market Value on the date of exercise equal to the Option exercise price. You shall represent and warrant in writing that you are the owner of the shares so delivered, free and clear of all liens, encumbrances, security interests and restrictions, and you shall duly endorse in blank all certificates delivered to the Company.

8.	Taxes.

(a) You acknowledge that you will consult with your personal tax adviser regarding the income tax consequences of exercising the Option or any other matters related to this Agreement. If you are employed by the Company or an Affiliate of the Company, in order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you.

(b) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, you may elect to satisfy any applicable tax withholding obligations arising from the exercise of the Option by (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company), (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the amount of such taxes or (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share. Your election must be made on or before the date that the amount of tax to be withheld is determined.

9.	Adjustments.

In the event that the Committee administering the Plan shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares covered by the Option such that an adjustment is determined by the Committee administering the Plan to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee administering the Plan shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of the shares covered by the Option and the exercise price of the Option.

10.	General Provisions.

(a) Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

(b) No Rights as a Shareholder. Neither you nor your legal representatives shall have any of the rights and privileges of a shareholder of the Company with respect to the shares of Common Stock subject to the Option unless and until such shares are issued upon exercise of the Option.

(c) No Right to Employment or Board Service. Nothing in this Agreement or the Plan shall be construed as giving you the right to be retained as an employee of the Company or any Affiliate of the Company or to continue to serve on the Company’s Board of Directors. In addition, the Company or an Affiliate of the Company may at any time dismiss you from employment, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

(d) Option Not Transferable. Except as otherwise provided by the Plan or by the Committee administering the Plan, the Option shall not be transferable other than by will or by the laws of descent and distribution and the Option shall be exercisable during your lifetime only by you or, if permissible under applicable law, by your guardian or legal representative. The Option may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance of the Option shall be void and unenforceable against the Company or any Affiliate of the Company.

(e) Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

(f) Securities Matters. The Company shall not be required to deliver any shares of Common Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(g) Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

(h) Governing Law. The internal law, and not the law of conflicts, of the State of Florida will govern all questions concerning the validity, construction and effect of this Agreement.

(i) Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:

Darden Restaurants, Inc.

Supervisor, Stock Compensation Plans

5500 Lake Ellenor Drive

Orlando, FL 32809

(j) Notice of Stock Option Grant. This Non-Qualified Stock Option Agreement is incorporated into and made part of a Notice of Stock Option Grant and shall have no force or effect unless such Notice is duly executed, by manual or facsimile signature, and delivered by the Company to you.

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